UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2023

F45 Training Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40590 (Commission File Number)	84-2529722 (I.R.S. Employer Identification No.)

3601 South Congress Avenue, Building E Austin, Texas 78704 (Address of Principal Executive Offices) (737) 787-1955 (Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 210.14d-2(b))
Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or
revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Appointment of Principal Officers.

On April 6, 2023, the Board of Directors (the “Board”) of F45 Trading Holdings Inc. (the “Company”) elected James Feltman to the Board, effective April 6, 2023. Mr. Feltman will fill the vacancy on the Board created upon the resignation of Chris Payne, who resigned on November 15, 2022.

Mr. Feltman will serve as a Class II Director until the Company’s 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Mr. Feltman will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time.

Mr. Feltman was nominated to the Board by GIL SPE, LLC (“GIL”), an entity controlled by Adam Gilchrist, a member of the Board, pursuant to certain nomination rights provided to GIL under the Third Amended and Restated Stockholders’ Agreement of the Company, dated July 14, 2021 (the “Stockholders’ Agreement”). GIL has the right to designate two representatives on the Board. Such right is described further in the Stockholders’ Agreement, filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A (File No. 333-257193) filed with the Securities and Exchange Commission on July 7, 2021. Mr. Feltman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has determined Mr. Feltman is independent under SEC standards and the standards of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2023	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer